SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

BORGWARNER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan 48326

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 6, 2015, BorgWarner Inc. (the “Company”) issued and sold €500,000,000 aggregate principal amount of its 1.800% Senior Notes due 2022 (the “Notes”). The Notes are governed by an indenture dated September 23, 1999 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee, as supplemented by the Fifth Supplemental Indenture, dated November 6, 2015, between the Company and Deutsche Bank Trust Company Americas, as trustee, paying agent, security registrar and transfer agent for the Notes (the “Fifth Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”). Pursuant to the Indenture, interest on the Notes will accrue at a rate of 1.800% per annum on the principal amount from November 6, 2015, payable annually in arrears on November 7 of each year, beginning on November 7, 2016. The Notes will mature on November 7, 2022, unless redeemed prior thereto. The Company may, at its option, redeem the Notes, in whole at any time or in part from time to time, at the applicable redemption price (as defined in the Indenture).

If a change of control repurchase event (as defined in the Indenture) occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes, the Company will make an offer to each holder of the Notes to repurchase all or any part of that holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus unpaid interest, if any, accrued thereon to, but excluding, the repurchase date.

The Notes will be the Company’s general unsecured and unsubordinated obligations and will rank equally in right of payment with all of its other existing and future unsecured and unsubordinated obligations. The Notes will be effectively subordinated to any of the Company’s existing or future secured debt to the extent of the value of the assets securing such debt and will be structurally subordinated to all existing and future liabilities and any preferred equity of the Company’s subsidiaries.

The Indenture includes customary events of default, including, among other things, payment default, covenant default, certain defaults under other indebtedness of the Company or certain of its subsidiaries and bankruptcy, insolvency or reorganization affecting the Company or certain of its subsidiaries.

The description of the Indenture is a summary and is qualified in its entirety by reference to the Base Indenture and the Fifth Supplemental Indenture (including the form of Global Note attached as Exhibit A to the Fifth Supplemental Indenture), copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this report and are here incorporated by reference.

The Company intends to use all of the net proceeds from the sale of the Notes for general corporate purposes.

Item 2.03	Creation of a direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information under Item 1.01 of this report is here incorporated by reference.

Item 8.01	Other Events.

The Notes were sold pursuant to an underwriting agreement dated November 2, 2015 (the “Underwriting Agreement”) under which the Company agreed to sell the Notes to certain underwriters named therein (collectively, the “Underwriters”). The closing of the sale of the Notes occurred on November 6, 2015.

The offer and sale of the Notes was registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-194224) that the Company filed with the Securities and Exchange Commission on February 28, 2014. The Company is filing Exhibits 5.1 and 23.1 to this report in connection with a prospectus supplement, dated November 2, 2015, and an accompanying prospectus, dated February 28, 2014, both of which constitute a part of the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

1.1	Underwriting Agreement, dated November 2, 2015, between BorgWarner Inc. and Deutsche Bank AG, London Branch, HSBC Bank plc, Morgan Stanley & Co. International plc, Lloyds Bank plc and Merrill Lynch International.

4.1	Indenture, dated September 23, 1999, between Borg-Warner Automotive, Inc. and The Bank of New York Mellon Trust Company, N.A. (f/k/a Chase Manhattan Trust Company, National Association), as trustee.

4.2	Fifth Supplemental Indenture, dated as of November 6, 2015, between the Company and Deutsche Bank Trust Company Americas, as trustee, paying agent, security registrar and transfer agent for the Notes (including the form of Global Note attached as Exhibit A to the Fifth Supplemental Indenture).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Date: November 6, 2015	By:	/s/ John J. Gasparovic
Name: John J. Gasparovic
Title: Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 2, 2015, between BorgWarner Inc. and Deutsche Bank AG, London Branch, HSBC Bank plc, Morgan Stanley & Co. International plc, Lloyds Bank plc and Merrill Lynch International.

4.1	Indenture, dated September 23, 1999, between Borg-Warner Automotive, Inc. and The Bank of New York Mellon Trust Company, N.A. (f/k/a Chase Manhattan Trust Company, National Association), as trustee.

4.2	Fifth Supplemental Indenture, dated as of November 6, 2015, between the Company and Deutsche Bank Trust Company Americas, as trustee, paying agent, security registrar and transfer agent for the Notes (including the form of Global Note attached as Exhibit A to the Fifth Supplemental Indenture).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).